Exhibit 32(b)

Certification of
Chief Financial Officer
Of 99¢ Only Stores

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the annual report on Form 10-K (the "Report") for the period ended December 31, 2004 of 99¢ Only Stores (the "Issuer").

I, Jeffrey Kniffin, the Interim Chief Financial Officer of Issuer, certify that:

(i) the Report fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: September 8, 2005

By:	/s/ Jeffrey Kniffin
Name:	Jeffrey Kniffin
Title:	Interim Chief Financial Officer